     _________________________________________________________________
     _________________________________________________________________


                        BUCKEYE PIPE LINE COMPANY, L.P.


                                  $240,000,000


                       SENIOR NOTES DUE DECEMBER 16, 2024

                                _______________

                                 NOTE AGREEMENT
                                _______________


                         DATED AS OF DECEMBER 16, 1997


     _________________________________________________________________
     _________________________________________________________________

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                            Page
                                                                            ----

1.      AUTHORIZATION OF ISSUE OF NOTES...................................     1
        1A.  Authorization of Issue of Notes..............................     1
        1B.  Indenture....................................................     2

2.      Purchase and Sale of Notes........................................     2

3.      CONDITIONS PRECEDENT..............................................     2

3.      Conditions to Closing.............................................     2
        3A.    Certain Documents..........................................     2
        3B.    Opinion of Purchaser's Special Counsel.....................     4
        3C.    Representations and Warranties; No Default; Compliance.....     4
        3D.    Purchase Permitted By Applicable Laws......................     5
        3E.    Proceedings and Documents..................................     5
        3F.    Possession of Franchises, Permits, etc.....................     5
        3G.    Equipment and Personal Property Not Damaged or Destroyed...     5
        3H.    Transactional Litigation...................................     5
        3I.    Private Placement Numbers..................................     6
        3J.    Purchase or Defeasance of Outstanding First Mortgage Notes.     6
        3K.    Release and Discharge of Original Indenture Lien...........     6
        3L.    Amendment of Public Partnership Agreement..................     7
        3M.    Fees.......................................................     7

4.      Prepayments.......................................................     7

5.      Representations and Warranties....................................     7

        5A.    Organization and Qualification.............................     7
        5B.    Subsidiaries; Restricted Affiliates........................     7
        5C.    Valid and Binding Obligations..............................     7
        5D.    Litigation.................................................     8
        5E.    Outstanding Debt...........................................     8
        5F.    Taxes......................................................     8
        5G.    Title to Pipeline Assets...................................     8
        5H.    Historic Financial Statements..............................     8
        5I.    Conflicting Agreements and Other Matters...................     9


        5J.    Offering of Notes..........................................     9
        5K.    Use of Proceeds; Regulation G, etc.........................    10
        5L.    Governmental Consent.......................................    10
        5M.    Holding Company and Investment Company Status..............    10
        5N.    No Conflicting Requirements................................    10
        5O.    Compliance with Laws.......................................    10
        5P.    Accuracy of Certificates, etc..............................    11
        5Q.    ERISA Matters..............................................    11

6.      Representations of the Purchaser..................................    11
        6A.    Nature of Purchase.........................................    11
        6B.    Source of Funds............................................    11

7.      Definitions.......................................................    12

8.      Miscellaneous.....................................................    13

        8A.    Note Payments..............................................    13
        8B.    Expenses; Indemnification..................................    14
        8C.    Consent to Amendments......................................    15
        8D.    Survival of Representations and Warranties.................    15
        8E.    Successors and Assigns.....................................    15
        8F.    Notices....................................................    15
        8G.    Descriptive Headings.......................................    15
        8H.    Satisfaction Requirement...................................    16
        8I.    Governing Law..............................................    16
        8J.    Severability...............................................    16
        8K.    Reproduction and Counterparts..............................    16

PURCHASER SCHEDULE

SCHEDULE 5Q   --   ERISA MATTERS

EXHIBIT A     --   FORM OF INDENTURE
EXHIBIT B-1   --   FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT B-2   --   FORM OF OPINION OF COMPANY'S LOCAL COUNSEL
EXHIBIT B-2   --   FORM OF OPINION OF COMPANY'S DELAWARE COUNSEL
EXHIBIT B-4   --   FORM OF OPINION OF TRUSTEE'S COUNSEL

                        BUCKEYE PIPE LINE COMPANY, L.P.
                            3900 HAMILTON BOULEVARD
                         ALLENTOWN, PENNSYLVANIA  18103



                                                         As of December 16, 1997



The Prudential Insurance Company of America
 c/o Prudential Capital Group
 Four Gateway Center
 100 Mulberry Street
 Newark, New Jersey 07102

                       $240,000,000 SENIOR NOTES DUE 2024
                       ----------------------------------

Ladies and Gentlemen:

     The undersigned, Buckeye Pipe Line Company, L.P., a Delaware limited partnership (the "COMPANY"), hereby agrees with you as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Indenture dated of even date herewith, the form of which is attached hereto as Exhibit A. Reference is made to paragraph 7 hereof for definitions of certain capitalized terms used herein.

     PARAGRAPH  1.  AUTHORIZATION OF ISSUE OF NOTES.

      1A. AUTHORIZATION OF ISSUE OF NOTES. The Company has authorized the issue of its senior promissory notes in the aggregate principal amount of $240,000,000, to be dated the date of issue thereof, to be substantially in the form specified in the Indenture, to mature December 16, 2024, and to be issued in the series and to bear interest at the rates set forth below (and on overdue payments at the rate specified therein):

                                                 Principal Amount
Series                                             to be Issued
-----------------------------------------------  ----------------

     6.98% Series 1997A Senior Notes due 2024        $125,000,000
     6.89% Series 1997B Senior Notes due 2024        $100,000,000
     6.95% Series 1997C Senior Notes due 2024        $ 10,000,000
     6.96% Series 1997D Senior Notes due 2024        $  5,000,000

The term "NOTES" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Notes which bear interest at the same rate are herein called a "SERIES" of Notes.

      1B. INDENTURE.     The Notes shall be issued under the Sixth Supplement
and the Original Indenture, as modified and supplemented by the Sixth
Supplement.

     PARAGRAPH 2.   PURCHASE AND SALE OF NOTES.

      2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company the aggregate principal amount of each Series of Notes set forth above in paragraph 1A at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, Suite 2900, New York, New York 10022-6030, one or more Notes of each Series registered in your name, evidencing the aggregate principal amount of Notes of such Series to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by depositing with the Trustee immediately available funds for credit to the Trustee's trust account no. 2-037341 at PNC Bank, National Association, ABA No. 043 000 096, on the date of closing, which shall be December 16, 1997 or any other date on or before December 16, 1997 upon which the Company and you may mutually agree (the "CLOSING" or the "DATE OF CLOSING").

     PARAGRAPH  3.  CONDITIONS PRECEDENT.

      3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

      3A. CERTAIN DOCUMENTS. You shall have received the following, each dated the Date of the Closing:

          (i)  The Notes to be purchased by you.

          (ii) The Indenture and the Sixth Supplement, each duly authorized, executed and delivered by the parties thereto.

          (iii) Certified copies of the resolutions of the Board of Directors of the General Partner approving on behalf of the Company this Agreement, the Indenture, the Sixth Supplement, the Notes and the Defeasance Trust Agreement, and of all documents evidencing other necessary partnership or corporate action and governmental approvals, if any, with respect to this Agreement, the Indenture, the Sixth Supplement, the Notes and the Defeasance Trust Agreement.

          (iv) A certificate of the Secretary or an Assistant Secretary of the General Partner certifying the names and true signatures of the officers of the General Partner authorized to sign this Agreement, the Indenture, the Sixth Supplement, the Notes, the Defeasance Trust Agreement and the other documents to be delivered hereunder.

          (v) Copies, each as amended to date, of the General Partner's (a) Certificate of Incorporation, certified by the Secretary of State of the State of Delaware within 10 Business Days of the Date of Closing, and (b) bylaws, certified by the Secretary or an Assistant Secretary of the General Partner as of the Date of Closing.

          (vi) A favorable opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company, the Public Partnership, the General Partner and the Public Partnership's General Partner, satisfactory to you and substantially in the form of Exhibit B-1 attached hereto and as to such other matters as you may reasonably request.

          (vii) A favorable opinion of special counsel for the Company in each of the states in which are located property or assets of the Company subject to the Lien of the Original Indenture, satisfactory to you and substantially in the form of Exhibit B-2 attached hereto and as to such other matters as you may reasonably request.

          (viii) A favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Public Partnership, satisfactory to you and substantially in the form of Exhibit B-3 attached hereto and as to such other matters as you may reasonably request.

          (ix) A favorable opinion of Eckert, Seamans, Cherin & Mellott, LLC, counsel for the Trustee, satisfactory to you and substantially in the form of Exhibit B-4 attached hereto and as to such other matters as you may reasonably request.

          (x) Certified copies of the Certificate of Limited Partnership of the Company, Laurel and BP Michigan, each as amended to date, certified by the Secretary of State of the State of Delaware within 10 Business Days of the Date of Closing.

          (xi) Certified copies of the Partnership Agreement, the Public Partnership Agreement and the partnership agreements governing Laurel and BP Michigan, each as amended to date, the terms and conditions of which shall be in full force and effect, and no term of which shall have been amended, modified or waived, except with your prior written consent.

          (xii)  Certified copies of all management agreements by and between
     (a) the General Partner and the Company, (b) the General Partner and Laurel and (c) the General Partner and BP Michigan, each as amended to date, the terms and conditions of which shall be in full force and effect, and no term of which shall have been amended, modified or waived, except with your prior written consent.

          (xiii) A certified copy of the Defeasance Trust Agreement, the terms and conditions of which shall be in full force and effect, and no term of which shall have been amended, modified or waived, except with your prior written consent.

          (xiv) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Company, Laurel or BP Michigan (under the present name and any previous name of each) as debtor and which are filed in all jurisdictions in which the Company, Laurel or BP Michigan own property or conduct business, together with copies of such financing statements.

          (xv) Certified copies of all consents, authorizations, waivers, or approvals of any public utility or similar commission or any other governmental authority in any jurisdiction in which the Company, Laurel or BP Michigan transacts business, and which are required to be obtained at or prior to Closing in connection with the consummation of the transactions contemplated by this Agreement, the Notes, the Indenture, the Sixth Supplement and the Defeasance Trust Agreement.

      3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. You shall have received from Baker & Botts, L.L.P., who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

      3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT; COMPLIANCE. Each of the representations and warranties of the Company contained in paragraph 5 of this Agreement shall be true on and as of the Date of Closing with the same effect as though such representations and warranties had been made on and as of the Date of Closing; there shall exist on the Date of Closing no Event of Default or Default; on the Date of Closing all agreements to be performed by the Company under this Agreement and the Indenture on or before the Date of Closing shall have been performed in all material respects; all conditions to be satisfied hereunder on or before the Date of Closing shall have been satisfied in all material respects; there shall have been no material adverse change in the business or condition, financial or otherwise, of the Company and its Restricted Affiliates considered as a whole since December 31, 1996 or any condition, event or act which would materially adversely affect the Company's ability to perform its obligations pursuant to this

Agreement, the Indenture, the Sixth Supplement or the Notes; and the Company shall have delivered to you an Officer's Certificate, dated the Date of Closing, to all such effects.

      3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for the Notes to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

      3E. PROCEEDINGS AND DOCUMENTS. All opinions, certificates, letters, searches and other instruments and all partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Indenture, the Sixth Supplement and the Defeasance Trust Agreement shall be satisfactory in form and substance to you and your special counsel. You shall have received copies of all instruments and other evidence as you may reasonably request, in form and substance satisfactory to you and your special counsel, with respect to such transactions and the taking of all corporate proceedings in connection therewith. If any provision of this Agreement shall require the certification of the existence or nonexistence of any particular fact or impose as a condition the existence or nonexistence of such fact, then you shall be free to establish to your satisfaction the existence or nonexistence of such fact.

      3F. POSSESSION OF FRANCHISES, PERMITS, ETC. On the Date of Closing, the Company, Laurel and BP Michigan shall collectively possess all franchises, rights, certificates, variances, licenses and permits, federal, state or local, and all other authorizations, consents and approvals from administrative, regulatory or governmental bodies, necessary for the use, occupancy, ownership and maintenance of the Pipeline Systems, and the operation of the respective businesses of the Company, Laurel and BP Michigan (except such as are of a routine nature not customarily obtained, effected or made prior to transactions such as those contemplated hereby or are of an administrative nature expected to be obtained in the ordinary course of business subsequent to the Closing, or if not obtained, effected or made, would not have a Material Adverse Effect), and the General Partner, on behalf of the Company, Laurel and BP Michigan, shall have delivered to you an Officer's Certificate, dated the Date of Closing, to such effect.

      3G. EQUIPMENT AND PERSONAL PROPERTY NOT DAMAGED OR DESTROYED. On the Date of Closing, (i) the Company and Laurel shall be operating the Pipeline Systems in the ordinary course of business; (ii) the Pipeline Systems shall not have been materially injured or damaged by fire or other casualty; and (iii) you shall have received an Officer's Certificate to such effect from the General Partner, on behalf of the Company and Laurel.

      3H. TRANSACTIONAL LITIGATION. On the Date of Closing, there shall not be threatened or pending any suit, action, proceeding or investigation, whether at law, in equity or otherwise, before any court, arbitrator, administrative agency or other regulatory or governmental authority of any jurisdiction which (i) brings into question, or involves the question of, the authenticity, validity or enforceability, in any respect material to the Partnership and its Restricted Affiliates considered as a whole, of (a) any transaction contemplated by this Agreement, the Indenture, the Sixth Supplement, the Notes or the Defeasance Trust Agreement or (b) the certificates, permits, policies, appraisals, authorizations and other documents and instruments referred to in this Agreement, or (ii) makes a material challenge to the ownership or operation by the Company of the BP Pipeline System or by Laurel of the Laurel Pipeline System.

      3I. PRIVATE PLACEMENT NUMBERS. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

      3J. PURCHASE OR DEFEASANCE OF OUTSTANDING FIRST MORTGAGE NOTES. The Company shall have made an offer, on terms satisfactory to you, to each holder of Outstanding First Mortgage Notes (other than you) to purchase all Outstanding First Mortgage Notes then held by such holder, and one of the following shall have occurred with respect to each such holder and its Outstanding First Mortgage Notes:

          (i) (a) such holder shall have accepted the Company's offer to purchase such holder's Outstanding First Mortgage Notes, (b) the Company shall have deposited with the Trustee funds sufficient to consummate such purchase, and (c) such holder shall have delivered to the Trustee (x) its Outstanding First Mortgage Notes for cancellation, or (y) its written undertaking, satisfactory to the General Partner, you and the Trustee to deliver such Outstanding First Mortgage Notes to the Trustee for cancellation promptly after the Closing or (z) certification that such Outstanding First Mortgage Notes have been mutilated, destroyed, lost or stolen, together with an agreement of indemnity from such holder (both satisfactory to the General Partner, you and the Trustee); or

          (ii) such holder shall have rejected the Company's offer to purchase such holder's Outstanding First Mortgage Notes, and (a) all conditions precedent provided for in the Original Indenture relating to the defeasance of such Outstanding First Mortgage Notes shall have been complied with, and
     (b) such Outstanding First Mortgage Notes shall have been duly and validly defeased in accordance with the provisions of the Original Indenture and the Defeasance Trust Agreement.

      3K. RELEASE AND DISCHARGE OF ORIGINAL INDENTURE LIEN.   The Trustee shall
have executed and delivered to the Company a general release and discharge, in form and substance satisfactory to you, with respect to the Lien of the Original Indenture.

      3L. AMENDMENT OF PUBLIC PARTNERSHIP AGREEMENT. The Public Partnership Agreement shall have been duly amended, in a manner satisfactory to you, to provide that all references therein to the "Mortgage Note Indenture" shall thereafter be deemed references to the Original Indenture as amended and restated in its entirety by the Indenture, as such Indenture is amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

      3M. FEES. You shall have received from the Company (i) the structuring fee provided for in the agreement in principle dated November 14, 1997 between you and the Company and (ii) all other fees which are due and payable on or before the Closing Date pursuant to any written agreement between you and the Company.

      PARAGRAPH 4.   PREPAYMENTS.

      4. PREPAYMENTS. The Notes shall be subject to prepayment as provided in Article Six of the Indenture.

      PARAGRAPH 5.   REPRESENTATIONS AND WARRANTIES.

      5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

      5A. ORGANIZATION AND QUALIFICATION. Each of the Company, Laurel and BP Michigan is a limited partnership duly organized and existing under the laws of the State of Delaware. Each of the Company, Laurel and BP Michigan has the partnership power and authority to own its property and to carry on its business as now being conducted. Each of the Company, Laurel and BP Michigan is duly qualified to transact business in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions in which, in the aggregate, the failure of the Company, Laurel and BP Michigan to be qualified will not subject them to any liability or disability which could have a Material Adverse Effect.

      5B. SUBSIDIARIES; RESTRICTED AFFILIATES. As of the Date of Closing, the Company has no Subsidiaries; Laurel has no Subsidiaries other than BP Michigan, in which Laurel has a 98.01% limited partnership interest; and Laurel and BP Michigan are the sole Restricted Affiliates of the Company.

      5C. VALID AND BINDING OBLIGATIONS. The Company has the partnership power and authority to enter into this Agreement, the Indenture, the Sixth Supplement and the Defeasance Trust Agreement, to issue the Notes and to perform its obligations under this Agreement, the Indenture, the Sixth Supplement, the Defeasance Trust Agreement and the Notes. This Agreement constitutes, and the Indenture, Sixth Supplement and Defeasance Trust Agreement upon execution and delivery and the Notes upon execution, authentication and delivery, will constitute, the Company's valid and binding obligations, enforceable in accordance with their respective terms, subject, as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating or affecting creditors' rights and to general equity principles.

      5D. LITIGATION.   There is no action, suit, investigation or proceeding
pending or, to the knowledge of the Company or the General Partner, threatened against the Company, Laurel, BP Michigan or any properties or rights of the Company, Laurel or BP Michigan, by or before any court, arbitrator or administrative or governmental body which could, in the reasonable judgment of the Company, have a Material Adverse Effect, or which in any manner questions the validity of this Agreement, the Indenture, the Sixth Supplement, the Defeasance Trust Agreement or the Notes, or any of the transactions contemplated hereby or thereby or in connection herewith or therewith, and there is no basis known to the Company or the General Partner for any such action, suit, investigation or proceeding.

      5E. OUTSTANDING DEBT.   Neither the Company nor Laurel nor BP Michigan has
outstanding any Indebtedness except as permitted by the Indenture. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

      5F. TAXES. Each of the Company, Laurel and BP Michigan has filed all federal, state and other income tax returns which, to the knowledge of the Company or the General Partner, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

      5G. TITLE TO PIPELINE ASSETS. Neither the Company nor Laurel has caused any title search to be made in connection with this Agreement; however, based on, among other things, the operating history of the Pipeline Systems and such investigation of the instruments conveying to the Company or Laurel or otherwise evidencing the ownership or lease of, easement over, on or under, right to use, or other interest in, any of the Pipeline Assets for the purpose of determining what action would be required to perfect the interest of the Company or Laurel, as applicable, therein, the Company is not aware of any defect in or challenge to its or Laurel's ownership of or rights or other interests in any of the Pipeline Assets (other than defects or challenges which will not have a Material Adverse Effect, and each of the Company and Laurel will on the Date of Closing and at all times thereafter have sufficient title to its properties and possess all authorizations, rights and franchises from state and local governmental and regulatory authorities necessary to conduct its business substantially in accordance with past practice, subject only to Liens permitted under (S) 5.02 of the Indenture, encumbrances, restrictions and other imperfections and other than authorizations, rights and franchises which in the aggregate are expected not to have a Material Adverse Effect.

      5H. HISTORIC FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, certified by the principal financial officer of the General Partner: consolidated balance sheets of the Company, Laurel and BP Michigan as at the last day in each of the three fiscal years of the Company, Laurel and BP Michigan most recently completed prior to the Date of

Closing, and consolidated statements of income and cash flows of the Company, Laurel and BP Michigan for each such year. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently followed throughout the periods involved, and show all liabilities, direct and contingent, of the Company, Laurel and BP Michigan required to be shown in accordance with such principles. The balance sheets fairly present the financial position of the Company, Laurel and BP Michigan as at the dates thereof, and the consolidated statements of income and cash flows fairly present in all material respects the results of the operations and cash flows of the Company, Laurel and BP Michigan for the periods indicated.

      5I. CONFLICTING AGREEMENTS AND OTHER MATTERS. Except for this Agreement, the Indenture and that certain Pipeline Capacity Agreement dated as of October 11, 1994 between the Company and Laurel, a true, correct and complete copy of which has previously been furnished to you, and the transactions contemplated by each of the foregoing, neither the Company nor Laurel nor BP Michigan is a party to any contract or agreement or subject to any organizational or governance document or other restriction which, either individually or in the aggregate, materially adversely affects its business, property, assets, or financial condition. Neither execution or delivery of this Agreement, the Indenture, the Sixth Supplement, any of the Notes or the Defeasance Trust Agreement, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Indenture, the Sixth Supplement, the Notes and the Defeasance Trust Agreement will conflict with, or result in a breach of the terms, conditions or provisions or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company, Laurel or BP Michigan pursuant to, the Partnership Agreement, the Public Partnership Agreement or the partnership agreements of Laurel or BP Michigan, or any award of any arbitrator or any other agreement (including an agreement with general or limited partners of the Company, Laurel or BP Michigan), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, Laurel or BP Michigan is subject (other than conflicts, breaches, defaults, violations or liens which will not have a Material Adverse Effect). Except for the Public Partnership Agreement, this Agreement, the Indenture and the instruments relating thereto, neither the Company nor Laurel nor BP Michigan is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of' the Company, Laurel or BP Michigan, any agreement relating thereto or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of Indebtedness.

      5J. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered any of the Notes or any similar security of the Company for sale to, or solicited any offers to buy any of the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, anyone other than institutional investors or entities acting on behalf of institutional investors and, assuming the accuracy of the representations contained in paragraph 6 of this Agreement, neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the offering, issuance or sale of any of the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      5K. USE OF PROCEEDS; REGULATION G, ETC. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of' the Federal Reserve System (herein called "MARGIN STOCK"). All or substantially all the proceeds of the sale of the Notes will be used by the Company to refinance the Outstanding First Mortgage Notes, with the remainder, if any, used for general working capital purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G.

      5L. GOVERNMENTAL CONSENT. Neither the execution and delivery of this Agreement, the Indenture, the Sixth Supplement or the Defeasance Trust Agreement, nor the defeasance of the Outstanding First Mortgage Notes to be defeased, nor the offer, issue, sale or delivery of any of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement, the Indenture, the Sixth Supplement, the Notes or the Defeasance Trust Agreement, is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than consents, approvals, other actions, notices or filings which (i) have been or prior to the Date of Closing will be, obtained, effected or made, (ii) are of a routine nature not customarily obtained, effected or made prior to transactions such as those contemplated hereby or are of an administrative nature expected to be obtained in the ordinary course of business subsequent to the Date of Closing, or (iii) if not obtained, effected or made, would not, individually or in the aggregate, have a Material Adverse Effect).

      5M. HOLDING COMPANY AND INVESTMENT COMPANY STATUS. Neither the Company nor Laurel nor BP Michigan is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of' 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor Laurel nor BP Michigan is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

      5N. NO CONFLICTING REQUIREMENTS. Neither the Company nor Laurel nor BP Michigan is in violation of or in default under any term or provision of any charter, bylaw, partnership agreement, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations or defaults might materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Sixth Supplement, the Notes or the Defeasance Trust Agreement or the satisfaction of any of the conditions to your obligation to purchase the Notes to be purchased by you on the Date of Closing.

      5O. COMPLIANCE WITH LAWS. Each of the Company, Laurel and BP Michigan is in compliance with all applicable laws, rules and regulations (including environmental protection laws and regulations), other than such laws, rules or regulations the validity or applicability of which it is contesting in good faith by appropriate proceedings or the noncompliance with which would not have a Material Adverse Effect.

      5P. ACCURACY OF CERTIFICATES, ETC. Neither (i) this Agreement nor (ii) taken as a whole, all other documents, certificates and written statements furnished to you by or on behalf of the Company, Laurel and BP Michigan in connection with the execution and delivery of this Agreement or pursuant thereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to you.

      5Q. ERISA MATTERS. Schedule 5Q lists all employee benefit plans, as defined in Section 3(3) of ERISA, maintained for the Company, Laurel or BP
Michigan or to which either of them contribute.   The Annual Report on Form 10-K
of the Public Partnership for fiscal year 1996 filed with the Securities and Exchange Commission accurately sets forth on a consolidated basis the status of all accrued employee benefit liabilities of the Public Partnership and its subsidiaries (including the Company and its Restricted Affiliates) as at December 31, 1996.

      PARAGRAPH 6.   REPRESENTATIONS OF THE PURCHASER.

      6.  REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

      6A. NATURE OF PURCHASE. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, provided that the disposition of your property shall at all times be and remain within your control.

      6B. SOURCE OF FUNDS. The funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitute assets (i) allocated to your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes you satisfy all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) allocated to a separate account maintained by you in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 6B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

      PARAGRAPH 7.   DEFINITIONS.

      7. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "AUTHORIZED OFFICER" shall mean, in the case of the Company, Laurel or BP Michigan, the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, the Senior Vice President-Finance, the Treasurer and any vice president of the General Partner designated as an "Authorized Officer" of the Company, Laurel or BP Michigan, as applicable, for the purpose of this Agreement in an Officer's Certificate executed by the General Partner's chief operating officer or chief financial officer and delivered to you.

          "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

          "DEFEASANCE TRUST AGREEMENT" shall mean that certain Trust Agreement dated as of even date herewith between the Company and the Trustee.

          "DOLLARS" and "$" shall mean the lawful money of the United States of America.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "FIRST MORTGAGE NOTES" shall mean and include all first mortgage notes of the Company authenticated and delivered under the Original Indenture.

          "INDENTURE" shall mean that certain Amended and Restated Indenture executed and delivered of even date herewith, the form of which is attached hereto as Exhibit A, as amended, supplemented and otherwise modified from time to time in accordance with its terms.

          "LAUREL" shall mean Laurel Pipe Line Company, L.P., a Delaware limited partnership.

          "NOTES" shall have the meaning specified in paragraph 1A.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company, Laurel or BP Michigan, as applicable, by an Authorized Officer of the General Partner.

          "ORIGINAL INDENTURE" shall mean that certain Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986, made by the Company to Pittsburgh National Bank (now known as PNC Bank, National Association) and J.G. Routh, as Trustees, as amended and supplemented by that certain First Supplemental Indenture of Mortgage and Deed of

Trust and Security Agreement dated as of December 1, 1987, that certain Second Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of November 30, 1992, that certain Third Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 31, 1993, that certain Fourth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 15, 1994, that certain Fifth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 30, 1994 and that certain Sixth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of even date herewith (the "SIXTH SUPPLEMENT").

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "PUBLIC PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of December 23, 1986, as previously amended and as in effect on the date hereof.

          "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

          "SERIES" shall have the meaning specified in paragraph 1A.

          "SIXTH SUPPLEMENT" shall have the meaning set forth in the definition of "Original Indenture."

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

      PARAGRAPH 8.   MISCELLANEOUS.

      8.  MISCELLANEOUS.

      8A. NOTE PAYMENTS. The Company agrees that, so long as you shall hold any Note, it will instruct the Trustee to make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein, in the Indenture or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph

8A to any Transferee which shall have made the same agreement as you have made in this paragraph 8A.

     8B.  EXPENSES; INDEMNIFICATION.

          (i) You acknowledge that you have agreed to pay all out-of-pocket expenses (including the fees and expenses of any special counsel engaged by you) incurred by you in connection with the initial preparation, negotiation, execution and delivery of this Agreement, the Indenture, the Sixth Supplement, the Defeasance Trust Agreement and the Notes. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all other out-of-pocket expenses arising in connection with such transactions, including, without limitation, (a) the execution, delivery, recording and filing of release instruments with respect to the Lien of the Original Indenture, (b) all fees and expenses of the Trustee (including the fees and expenses of its special counsel and all local counsel engaged by the Trustee or such special counsel), (c) all document production and duplication charges, (d) the fees and expenses of any special counsel engaged by you, such Transferee or the Trustee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the Indenture, whether or not such proposed modification shall be effected or proposed consent granted, and
     (e) the costs and expenses, including attorneys' fees and expenses, incurred by you, such Transferee or the Trustee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the Indenture or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Indenture or the transactions contemplated hereby or thereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

          (ii) Each of the Company and the General Partner agrees to indemnify and hold harmless you, any Transferee, the Trustee, and each of the aforementioned parties' respective Affiliates, partners, successors, assigns, agents and employees (each an "INDEMNITEE" and collectively, the "INDEMNITEES") from and against any and all liabilities, losses, damages, costs and expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not any of such Indemnitees shall be designated a party thereto) relating to or arising out of this Agreement, the Notes, the Indenture or any transaction relating hereto or thereto (excluding, however, liabilities, losses, damages, costs and expenses incurred by any Indemnitee solely in connection with a controversy between such Indemnitee and another Indemnitee); provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Any amounts at any time and from time to time owing to any Indemnitee under this clause

     (ii) of paragraph 8B shall be due and payable on the fifth Business Day after presentment by such Indemnitee to the Company or the General Partner of a statement therefor.

The obligations of the Company and the General Partner under this paragraph 8B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

      8C. CONSENT TO AMENDMENTS. Except as provided in (S) 11.06 of the Indenture, this Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 8C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      8D. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee.

      8E. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      8F. NOTICES. All notices or other communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and
(iii) if to the Company, addressed to it at 3900 Hamilton Boulevard, Allentown, Pennsylvania 18103, Attention: Senior Vice President-Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

      8G. DESCRIPTIVE HEADINGS.   The descriptive headings of the several
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      8H. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      8I. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TO ITS CONFLICTS OF LAW PRINCIPLES. This Agreement may not be changed orally, but (subject to the provisions of paragraph 8C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      8J. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8K. REPRODUCTION AND COUNTERPARTS. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the Closing (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you , may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Agreement may be signed in counterparts, each of which would be deemed an original and all of which together shall constitute but one instrument.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                              Very truly yours,

                              BUCKEYE PIPE LINE COMPANY, L.P.

                              By:   Buckeye Pipe Line Company,
                                    a Delaware corporation, as General Partner


                                    By:  /s/    STEVEN C. RAMSEY
                                       -----------------------------------
                                         Name:  Steven C. Ramsey
                                         Title: Senior VP Finance


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA


By:  /s/ ROBERT G. GWIN
   ------------------------------------
     Vice President

                              PURCHASER SCHEDULE


                                                    Aggregate
                                                    Principal
                                                    Amount of
                                                    Notes to be   Note Denom-
                                                    Purchased     ination(s)
                                                    -----------   -----------
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

(1)(A)    6.98% SERIES 1997A NOTES:                 $125,000,000  $125,000,000
                                                                  (No. 1997AR-1)
          All payments on account of Series 1997A
          Notes held by such purchaser shall be
          made by wire transfer of immediately
          available funds for credit to:

          Account No. 890-0304-391
          The Bank of New York
          New York, New York
          (ABA No.:  021-000-018)

          Each such wire transfer shall set forth the name of the Company, a reference to "6.98% Series 1997A Senior Notes due December 16, 2024, Security No. !INV5815!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(1)(B)    6.89% SERIES 1997B NOTES:                 $100,000,000  $100,000,000
                                                                  (No. 1997BR-1)
          All payments on account of Series 1997B
          Notes held by such purchaser shall be
          made by wire transfer of immediately
          available funds for credit to:

          Account No. 890-0304-391
          The Bank of New York
          New York, New York
          (ABA No.:  021-000-018)

          Each such wire transfer shall set forth the name of the Company, a reference to "6.89% Series 1997B Senior Notes due December 16, 2024, Security No. !INV5815!", and the due date and application (as among principal, interest and Yield Maintenance Amount) of the payment being made.

(1)(C)    6.95% SERIES 1997C NOTES:                 $10,000,000   $10,000,000
                                                                  (No. 1997CR-1)
          All payments on account of Series 1997C
          Notes held by such purchaser shall be
          made by wire transfer of immediately
          available funds for credit to:

          Account No. 890-0304-944
          The Bank of New York
          New York, New York
          (ABA No.:  021-000-018)

          Each such wire transfer shall set forth the name of the Company, a reference to "6.95% Series 1997C Senior Notes due December 16, 2024, Security No. !INV5816!", and the due date and application (as among principal, interest and Yield Maintenance Amount) of the payment being made.

(1)(D)    6.96% SERIES 1997D NOTES:                 $5,000,000    $5,000,000
                                                                  (No. 1997DR-1)
          All payments on account of Series 1997D
          Notes held by such purchaser shall be
          made by wire transfer of immediately
          available funds for credit to:

          Account No. 890-0304-391
          The Bank of New York
          New York, New York
          (ABA No.:  021-000-018)

          Each such wire transfer shall set forth the name of the Company, a reference to "6.96% Series 1997D Senior Notes due December 16, 2024, Security No. !INV5815", and the due date and application (as among principal, interest and Yield Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments with respect to all Notes of any Series held by such Purchaser:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          Four Gateway Center
          100 Mulberry Street
          Newark, New Jersey 07102

          Attention:  Investment Operations Group
          (Attention:  Manager)

(3)       Address for all other communications and notices:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          2200 Ross Avenue, Suite 4200E
          Dallas, Texas  75201

          Attention:  Managing Director

(4)       Recipient of telephonic prepayment notices:

          Manager, Investment Operations Group
          (201) 802-5260

(5)       Tax Identification No.:  22-1211670

                                                                     SCHEDULE 5Q
                                                                     -----------



                                 ERISA MATTERS

                                                                       EXHIBIT A
                                                                       ---------


                              [FORM OF INDENTURE]

                                                                     EXHIBIT B-1
                                                                     -----------



                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                                                                     EXHIBIT B-2
                                                                     -----------



                  [FORM OF OPINION OF COMPANY'S LOCAL COUNSEL]

                                                                     EXHIBIT B-3
                                                                     -----------



                [FORM OF OPINION OF COMPANY'S DELAWARE COUNSEL]

                                                                     EXHIBIT B-4
                                                                     -----------



                     [FORM OF OPINION OF TRUSTEE'S COUNSEL]